Exhibit 9(i) under Form N1-A
                                         Exhibit 10 under item 601/Reg. S-K

                                             September 30, 1996



Edgewood Services, Inc.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222-3779

Ladies and Gentlemen:

Re:  EXCLUSIVE PLACEMENT AGENT AGREEMENT

     This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned open-end management investment companies (collectively, the `Trusts'') registered under the Investment Company Act of 1940, as amended (the `1940 Act''), each organized as a business trust under the laws of the State of New York, has agreed that Edgewood Services, Inc., a New York corporation (`ESI''), shall be the exclusive placement agent (the `Exclusive Placement Agent'') of beneficial interests (`Trust Interests'') of each series of the Trusts.

     1.   Services as Exclusive Placement Agent.

          1.1 ESI will act as Exclusive Placement Agent of the Trust Interests. In acting as Exclusive Placement Agent under this Exclusive Placement Agent Agreement, neither ESI nor its employees or any agents thereof shall make any offer or sale of Trust Interests in a manner which would require the Trust Interests to be registered under the Securities Act of 1933, as amended (the `1933 Act'').



          1.2 All activities by ESI and its agents and employees as Exclusive Placement Agent of Trust Interests shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the `Commission'').

          1.3 Nothing herein shall be construed to require a Trust to accept any offer to purchase any Trust Interests, all of which shall be subject to approval by the Trust's Board of Trustees.

          1.4 The Trusts shall furnish from time to time for use in connection with the sale of Trust Interests such information with respect to the Trust and Trust Interests as ESI may reasonably request. The Trusts shall also furnish ESI upon request with: (a) unaudited semiannual statements of the Trust's books and accounts prepared by the Trust, and (b) from time to time such additional information regarding the Trust's financial or regulatory condition as ESI may reasonably request.

          1.5 Each Trust represents to ESI that all registration statements filed by the Trust with the Commission under the 1940 Act with respect to Trust Interests have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term `registration statement''shall mean any registration statement filed with the Commission, as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of a Trust. Each Trust represents and warrants to ESI that any registration statement will contain all statements required to be stated therein in conformity with both such
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statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statement or amendment thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Trust Interests. The Trusts may but shall not be obligated to propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Trust's counsel, be necessary or advisable. If a Trust shall not propose such amendment and/or supplement within fifteen days after receipt by the Trust of a written request from ESI to do so, ESI may, at its option, terminate this Agreement. The Trusts shall not file any amendment to any registration statement without giving ESI reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit a Trust's right to file at any time such amendment to any registration statement as the Trust may deem advisable, such right being in all respects absolute and unconditional.

     1.6 Each Trust severally agrees to indemnify, defend and hold ESI, its several officers and directors, and any person who controls ESI within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 (the ``934 Act'') (for purposes of this paragraph
1.6, collectively, the `Covered Persons'') free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law, or otherwise, but only to the extent that such liability or expense incurred
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by a Covered Person resulting from such claims or demands shall arise out of or be based on (i) any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material (``ffering Material'') or (ii) any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that each Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by ESI in its capacity as Exclusive Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that each Trust's agreement to indemnify ESI and each Trust's representation and warranties hereinbefore set forth in paragraph 1.5 shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. A Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Trust, Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779,
Attention: Secretary, with a copy to Burton M. Leibert, Esq., Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, NY 10022, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify a Trust of any such action shall not relieve the Trust (i) from any
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liability except to the extent the Trust shall have been prejudiced by such failure, or (ii) from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph. Each Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Trust and approved by ESI, which approval shall not be unreasonably withheld. In the event a Trust elects to assume the defense in any such suit and retain counsel of good standing approved by ESI, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case a Trust does not elect to assume the defense of any such suit, or in case ESI reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by ESI or the Covered Persons. Each Trust's indemnification agreement contained in this paragraph and each Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Trust Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. Each Trust agrees to notify ESI promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Trust Interests.

          1.7 ESI agrees to indemnify, defend and hold each Trust, its several officers and trustees, and any person who controls a Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act
                                                                     5


(for purposes of this paragraph 1.7, collectively, the `Covered Persons'') free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, common law, or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on (i) any untrue statement of a material fact contained in information furnished in writing by ESI in its capacity as Exclusive Placement Agent to the Trusts for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material, or (ii) any omission to state a material fact in connection with such information furnished in writing by ESI to a Trust required to be stated in such answers or necessary to make such information not misleading. ESI shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to ESI at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779, Attention: Secretary, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify ESI of any such action shall not relieve ESI (i) from any liability except to the extent a Trust shall have been prejudiced by such failure, or (ii) from any liability that ESI may have to the Covered Person against whom such action is brought by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of ESI's indemnity agreement contained in this paragraph. ESI will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by ESI and approved by the Trust, which approval shall not
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be unreasonably withheld.  In the event that ESI elects to assume the defense in any such suit and retain counsel of good standing approved by a Trust, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case ESI does not elect to assume the defense of any such suit, or in case a Trust reasonably does not approve of counsel chosen by ESI, ESI will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by the Trust or the Covered Persons.
ESI's indemnification agreement contained in this paragraph and ESI's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Trust Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. ESI agrees to notify each Trust promptly of the commencement of any litigation or proceedings against ESI or any of its officers or directors in connection with the issue and sale of any Trust Interests.


          1.8 No Trust Interests shall be offered by either ESI or the Trusts under any of the provisions of this Agreement and no orders for the purchase or sale of Trust Interests hereunder shall be accepted by the Trusts if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on a Trust's obligation to redeem Trust Interests from any investor in accordance with the provisions of the Trust's registration statement or Declaration of Trust, as amended from time to time. Each Trust shall
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notify ESI promptly of the suspension of its registration statement or any necessary amendments thereto, such notification to be given by letter or telegram addressed to ESI at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779, Attention: Secretary.

          1.9 Each Trust agree to advise ESI as soon as reasonably practical by a notice in writing delivered to ESI or its counsel:

          (a) of any request by the Commission for amendments to the registration statement then in effect or for additional information;

          (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on a Trust of any proceeding for that purpose;

          (c) of the happening of any event that makes untrue any statements of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

          (d) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

          For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

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          1.10 ESI agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trusts all records and other information not otherwise publicly available relative to the Trusts and their respective prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by a Trust, which approval shall not be unreasonably withheld and may not be withheld where ESI may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by a Trust.

          1.11 In addition to ESI's duties as Exclusive Placement Agent, the Trusts understand that ESI may, in its discretion, perform additional functions in connection with transactions in Trust Interests.

          The processing of Trust Interest transactions may include, but is not limited to, compilation of all transactions from ESI's various offices; creation of a transaction tape and timely delivery of it to the Trusts' transfer agent for processing; reconciliation of all transactions delivered to the Trusts' transfer agent; and the recording and reporting of these transactions executed by the Trusts' transfer agent in customer statements; rendering of periodic customer statements; and the reporting of IRS Form 1099 information at year end if required.

          ESI may also provide other investor services, such as communicating with Trust investors and other functions in administering customer accounts for Trust investors.

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          ESI understands that these services may result in cost savings to the Trusts or to the Trusts' investment manager and neither the Trusts nor the Trusts' investment manager will compensate ESI for all or a portion of the costs incurred in performing functions in connection with transactions in Trust Interests. Nothing herein is intended, nor shall be construed, as requiring ESI to perform any of the foregoing functions.

          1.12 Except as set forth in paragraph 1.6 of this Agreement, the Trusts shall not be liable to ESI or any Covered Persons as defined in paragraph 1.6 for any error of judgment or mistake of law or for any loss suffered by ESI in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of a Trust in the performance of its duties or from reckless disregard by a Trust of its obligations and duties under this Agreement.

          1.13 Except as set forth in paragraph 1.7 of this Agreement, ESI shall not be liable to any Trust or any Covered Persons as defined in paragraph 1.7 for any error of judgment or mistake of law or for any loss suffered by a Trust in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of ESI in the performance of its duties or from reckless disregard by ESI of its obligations and duties under this Agreement.

     2.   Term.

          This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue
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until one year from the date first written above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually with respect to each Trust by (i) each Trust's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of each Trust's outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than 60 days' notice, by a Board, by a vote of a majority (as defined in the 1940 Act) of a Trust's outstanding voting securities, or by ESI. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

     3.   Representations and Warranties.

          ESI and each Trust each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

     4.   Concerning Applicable Provisions of Law, etc.

          This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent

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that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

          The laws of the State of New York shall, except to the extent that any applicable provisions of Federal law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

          The undersigned officer of each Trust has executed this Agreement not individually, but as President under each Trust's Declaration of Trust, as amended. Pursuant to the Declaration of Trust, the obligations of this Agreement are not binding upon any of the Trustees or investors of the Trust individually, but bind only the trust estate.



     If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.

Very truly yours,

Charles L. Davis, Jr.



By:/s/ Charles L. Davis, Jr.
                                                                     12


Vice President, on behalf of the Trusts listed on Exhibit A, attached hereto:


Accepted:

EDGEWOOD SERVICES, INC..


By:/s/ R. Jeffrey Niss



                                 EXHIBIT A
                                    TO
                    EXCLUSIVE PLACEMENT AGENT AGREEMENT

     Pursuant to the Exclusive Placement Agreement, ESI shall be Exclusive Placement Agent with respect to the following Trusts, effective as of the date indicated below:

Name of Trust                           Date
BT Investment Portfolios:
  Liquid Assets Portfolio               September 30, 1996
  Asset Management Portfolio II         September 30, 1996
  Asset Management Portfolio III        September 30, 1996
  Global High Yield Securities PortfolioSeptember 30, 1996
  Latin American Equity Portfolio       September 30, 1996
  Small Cap Portfolio                   September 30, 1996
                                                                     13


  Pacific Basin Equity Portfolio        September 30, 1996
  European Equity Portfolio             September 30, 1996
  International Bond Portfolio          September 30, 1996
  100% Treasury Portfolio               September 30, 1996
  Growth and Income Portfolio           September 30, 1996
  U.S. Bond Index Portfolio             September 30, 1996
  Equity 500 Equal Weighted Index Portfolio            September 30, 1996
  Small Cap Index Portfolio             September 30, 1996
  EAFE  Equity Index Portfolio          September 30, 1996
Cash Management Portfolio               September 30, 1996
Treasury Money Portfolio                September 30, 1996
Tax Free Money Portfolio                September 30, 1996
International Equity Portfolio          September 30, 1996
Utility Portfolio                       September 30, 1996
Equity 500 Index Portfolio              September 30, 1996
Short/Intermediate U.S. Government Securities PortfolioSeptember 30, 1996
Asset Management Portfolio              September 30, 1996
Capital Appreciation Portfolio          September 30, 1996
Intermediate Tax Free Portfolio         September 30, 1996



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